EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF GUARANTY BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Clifton A. Payne, Chief Financial Officer of Guaranty Bancshares, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this Quarterly Report on Form 10-Q of the Company for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), that:

1	the Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

2	the information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

By: /s/ CLIFTON A. PAYNE

Clifton A. Payne Sr. Vice President & Chief Financial Officer

Dated: August 12, 2004